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                                                                       Exhibit 5

                                  LAW OFFICES
                    WOLF, BLOCK, SCHORR AND SOLIS-COHEN LLP

                         1650 ARCH STREET, 22ND FLOOR
                          PHILADELPHIA, PA 19103-2097

                                (215) 977-2000
                           FACSIMILE: (215) 977-2334




                                  May 2, 2001




Berger Holdings, Ltd.
805 Pennsylvania Boulevard
Feasterville, PA 19053


          Re:  Registration Statement on Form S-3
               ----------------------------------

Gentlemen:

          As counsel for Berger Holdings, a Pennsylvania corporation (the "Company"), we have assisted in the preparation of a Registration Statement on Form S-3 (the "Registration Statement") in connection with the proposed offer and sale, from time to time, of 2,711,298 shares of the Common Stock, $0.01 par value (the "Common Shares") of the Company by certain holders (the "Selling Shareholders") of the Common Shares and options (the "Options") for the purchase of Common Shares.

          In connection therewith, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of such records, instruments, documents and matters of law as we have deemed necessary or appropriate for the purpose of rendering this opinion.

          In our examination of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostatic or other copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

          In rendering this opinion, we have assumed that there will be no changes in applicable law between the date of this opinion and any date of issuance or delivery of the Common Shares.

          Based upon the foregoing, it is our opinion that the currently outstanding Common Shares held by the Selling Shareholders have been legally issued and are fully paid and
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non-assessable, and the Common Shares issuable upon exercise of the Options, when issued in accordance with the terms of the applicable option document, will be legally issued, fully paid and non-assessable.

          We hereby consent to the reference to our firm in the Registration Statement under the caption "Legal Matters" in the prospectus constituting a part thereof and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations thereunder.

                                        Very truly yours,



                              /s/ WOLF, BLOCK, SCHORR AND SOLIS-COHEN